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                                                                     EXHIBIT 5.1



                                KING & SPALDING
                          1185 Avenue of the Americas
                            New York, New York 10036



                                 June 20, 2001


Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia 30071

         Re:      Registration Statement on Form S-3
                  of $300,000,000 of Debt Securities

Ladies and Gentlemen:

         We are counsel to Rock-Tenn Company, a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $300,000,000 aggregate principal amount of debt securities ("Debt Securities") to be issued pursuant to that certain Indenture dated July 31, 1995 (the "Indenture") between the Company and SunTrust Bank, a Georgia banking corporation, as trustee (the "Trustee").

         In so acting, we have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture have been duly authorized by all requisite action by the Trustee, and the Indenture is a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

         This opinion is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such



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Rock-Tenn Company
June 20, 2001
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laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  (i) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles, and the discretion of courts in granting equitable remedies; and

                  (ii) The Debt Securities, when the definitive terms and provisions thereof have been established in accordance with the Indenture and when executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Validity of Debt Securities" in the Prospectus that is included in the Registration Statement.


                                               Very truly yours,


                                               /s/ King & Spalding